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                                                                    Exhibit 5.3


                               September 24, 2004



R&G Capital Trust VI,
R&G Capital Trust VII, and
R&G Capital Trust VIII
c/o R&G Financial Corporation
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico   00918

                  Re:      R&G Capital Trusts VI, VII and VIII

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for (i) R& G Financial Corporation, a Puerto Rico corporation ("R&G"), (ii) R&G Capital Trust VI, a Delaware statutory trust ("Trust VI"), (iii) R&G Capital Trust VII, a Delaware statutory trust ("Trust VII"), and (iv) R&G Capital Trust VIII, a Delaware statutory trust ("Trust VIII;" and, together with Trust VI and Trust VII, the "Trusts" and each a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) A certified copy of the Certificate of Trust of each Trust (the "Certificates of Trust"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 10, 2004;

                  (b) The Declaration of Trust of each Trust, dated as of September 10, 2004 (the "Original Trust Agreement"), among R&G, as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and the Administrative Trustees named therein;

                  (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the Trust Preferred Securities of the Trusts representing preferred undivided beneficial interests in the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), to be filed by the Sponsor and


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R&G Capital Trust VI,
R&G Capital Trust VII, and
R&G Capital Trust VIII
c/o R&G Financial Corporation
September 24, 2004
Page 2


                           each Trust with the Securities and Exchange
                           Commission on or about September 10, 2004;

                  (d) A form of Amended and Restated Declaration of Trust for each Trust to be entered into among the Sponsor, the Delaware Trustee, Wilmington Trust Company, as Property Trustee, the Administrative Trustees of each Trust named in the respective Trust Agreement, and the holders, from time to time, of undivided beneficial interests in the assets of the respective Trust (including the Exhibits thereto) to be filed as an exhibit to the Registration Statement (together with the Original Trust Agreements, the "Trust Agreements"); and

                  (e) A Certificate of Good Standing for each Trust, dated September 24, 2004, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, and that the Certificates of Trust will be in full force and effect and will not be amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined


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R&G Capital Trust VI,
R&G Capital Trust VII, and
R&G Capital Trust VIII
c/o R&G Financial Corporation
September 24, 2004
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by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by each Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et. seq.

                  2. The Preferred Securities of each Trust have been duly authorized by the Trust Agreements and, when executed and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreements and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the respective Trust

                  3. The Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and any supplements thereto. In


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R&G Capital Trust VI,
R&G Capital Trust VII, and
R&G Capital Trust VIII
c/o R&G Financial Corporation
September 24, 2004
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giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ Richards Layton & Finger